UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

AARON’S, INC.
 (Exact name of registrant as specified in its charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2010, the shareholders of Aaron’s, Inc. (the “Company”), approved the Aaron’s, Inc. Executive Bonus Plan, to be effective as of January 1, 2010 (the “Plan”). Previously, on March 23, 2010, the Board of Directors of the Company authorized the Compensation Committee to finalize, approve and administer the Plan. The purpose of the Plan is to further the growth and financial success of the Company by offering performance incentives to designated executives who have significant responsibility for such success. The Plan will be administered by the Compensation Committee or other committee designated by the Board (the “Committee”), subject to the Committee’s right to delegate to the Chief Executive Officer and others responsibility for administration of the Plan as it relates to participants other than the Chief Executive Officer. Persons eligible to participate in the Plan are the executive officers and other executives of the Company, its operating units, or its affiliates who are in management positions designated as eligible for participation by the Committee or its designee. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Plan may be amended, suspended or terminated by the Committee at any time, subject to ratification by the Board and to the consent of each participant whose rights with respect to an award that has been determined and approved would be adversely affected. Unless terminated, the Plan will remain in effect until awards thereunder are paid for the Company’s fiscal year ending in 2015.

Prior to, or as soon as practical after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters: (a) employees who are eligible to participate; (b) performance targets and the measurement criteria for determining the level of achievement of the performance targets; (c) the dollar amount or the percentage of a participant’s base salary which may be paid as an incentive award at specified levels of achievement of the performance targets; (d) the form of payment of an incentive award; and (e) the times and conditions subject to which any incentive award may become payable. Performance criteria for the Chief Executive Officer (and such other participants as the Committee may determine) will include one or more of the following: earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax earnings, return on capital employed, cash flow, cash flow return, operating income, inventory turnover ratio, cost reductions, leverage ratios, gross margin, product introduction, sales, net income, earnings per share, return on equity, return on assets (or net assets), investments, pre-tax profit, after-tax profit, market value of the Company’s stock, total shareholder return, economic profit, capitalized economic profit, and strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals related to acquisitions and divestitures. The Committee may establish other performance criteria for participants other than the Chief Executive Officer (and such other participants as the Committee may determine) if such awards are not intended to be qualified performance-based awards for purposes of Code Section 162(m). The maximum incentive award payable to a participant in any year will be $3.0 million.

After the end of each fiscal year, the Committee will certify the extent to which the performance criteria have been achieved for that year. In measuring performance, the Committee may adjust the Company’s financial results to exclude the effect of unusual charges or income items which distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, or reductions in force. With respect to the Chief Executive Officer and other participants designated by the Committee, the Committee shall exclude such items whose exclusion has the effect of increasing achievement of performance criteria if such items constitute “extraordinary items” under generally accepted accounting principles or are unusual events or items. The Committee will also make adjustments to eliminate the effect of unanticipated changes in the tax or accounting rules and regulations.

Incentive awards shall be approved by the Committee, subject to ratification by the Board when required under the Plan or elected by the Committee, based on the Plan rules then in effect and the achievement of performance criteria as certified by the Committee. The Committee may in its discretion grant awards to deserving participants, except the Chief Executive Officer, notwithstanding levels of achievement of performance criteria.

Awards will generally be made in lump sum cash payments or in such other form as the Committee may specify at the beginning of the year. Payment will be made as soon as practicable after determination of awards.

A partial incentive award may be authorized by the Committee for a participant who is terminated without cause or who retires, dies, or becomes permanently and totally disabled. Otherwise, no award will be paid to a participant who is not an active employee of the Company, an operating unit, or an affiliate at the end of the fiscal year to which the award relates. In general and unless with respect to some or all participants, the Committee has established a different rule, upon the occurrence of a Change in Control (as defined in the Plan), the participant’s incentive award for that year will be deemed to have been fully earned for the year, with deemed performance at the target level; will be prorated for the portion of the year that has elapsed; and will be paid within thirty days after the effective date of the Change in Control.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Tuesday, May 4, 2010, the Company held its annual meeting of shareholders in Atlanta, Georgia. As of the record date, March 9, 2010, there were 7,756,739 shares of Class A Common Stock entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 7,582,233 shares representing 97.75% of the total shares of Class A Common Stock entitled to vote at the meeting.

The purpose of the meeting was to re-elect eleven directors to a one-year term expiring in 2011. The following table sets forth the results of the vote on the matter:

	Number of Votes
	For	Withheld
R. Charles Loudermilk, Sr.	7,139,824	95,814
Robert C. Loudermilk, Jr.	7,139,824	95,814
Gilbert L. Danielson	7,127,462	108,176
William K. Butler, Jr.	7,139,824	95,814
Ronald W. Allen	7,234,501	1,137
Leo Benatar	6,332,784	902,854
Earl Dolive	7,235,626	12
David L. Kolb	7,223,264	12,374
Ray M. Robinson	6,324,837	910,801
John B. Schuerholtz	7,235,289	349
John C. Portman, Jr.	7,235,626	12

The purpose of the meeting was also to vote on an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 200,000,000. The following table sets forth the results of the vote on the matter:

Number of Votes
For	7,535,305
Against	46,401
Abstain	527
Broker Non-Votes	0

The purpose of the meeting was also to vote to approve the Aaron’s, Inc. Executive Bonus Plan. The following table sets forth the results of the vote on the matter:

Number of Votes
For	7,579,097
Against	2,885
Abstain	251
Broker Non-Votes	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Aaron’s, Inc. Executive Bonus Plan, filed as Appendix A to Company’s Proxy Statement filed with the Commission on April 2, 2010, which exhibit is by this reference incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson

Date: May 7, 2010		Gilbert L. Danielson Executive Vice President and Chief Financial Officer